Exhibit 10.5

EXECUTION VERSION

THIRD INCREMENTAL TERM FACILITY AMENDMENT, dated as of March 1, 2017 (this “Amendment”), to the Credit Agreement (as defined below) among WME IMG Holdings, LLC, a Delaware limited liability company (“Holdings”), William Morris Endeavor Entertainment, LLC, a Delaware limited liability company (“William Morris”), and IMG Worldwide Holdings, LLC, a Delaware limited liability company (“IMG Worldwide” and, together with William Morris, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the initial Third Additional Term B Lenders (as defined below).

RECITALS

A. Holdings, WME IMG, LLC, a Delaware limited liability company (“Intermediate Holdings”), the Borrowers, IMG Worldwide (as successor to Iris Merger Sub, Inc.), the Lenders party thereto from time to time and the Administrative Agent are party to that certain First Lien Credit Agreement, dated as of May 6, 2014 (as amended by the First Incremental Term Facility Amendment, dated as of June 10, 2016, the Second Incremental Term Facility Amendment and the First Refinancing Amendment, dated as of February 9, 2017) and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to Section 2.20 of the Credit Agreement and clause (II) of the definition of Incremental Cap, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Lender agreeing to provide such Incremental Term Loans (each such Additional Lender agreeing to provide Third Additional Term Loans (as defined below) and any assignees thereof, are referred to herein as “Third Additional Term B Lenders”).

C. The Borrower has requested a borrowing of Incremental Term Loans in an aggregate principal amount of $250,000,000 (the “Third Additional Term Loans”) as a new tranche of Loans under the Credit Agreement in connection with the Incremental Term Loans (the “Third Additional Term B Commitments”) which will be of the same Class as the Initial Term Loans (as defined below) and the proceeds of which will be used for any purposes not prohibited by the Loan Documents.

D. The initial Third Additional Term B Lenders party hereto have agreed to make the Third Additional Term Loans on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrowers, the initial Third Additional Term B Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Term Facility Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Third Additional Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the Third Incremental Term Facility Amendment Effective Date (as defined below), each initial Third Additional Term B Lender party hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Third Additional Term Loans in an aggregate principal amount not to exceed the amount set forth opposite such Third Additional Term B Lender’s name on Schedule A hereto.

(b) The terms and provisions of the Third Additional Term Loans shall be identical to the terms and provisions of the Initial Term Loans and will constitute the same Class of Term Loans for all purposes under the Credit Agreement. The aggregate amount of the Third Additional Term Loans made under this Amendment shall be $250,000,000. The Borrowers shall use the proceeds of the Third Additional Term Loans as set forth in the recitals to this Amendment.

(c) The initial Third Additional Term B Lenders, by delivering their signature pages to this Amendment and funding Third Additional Term Loans on the Third Incremental Term Facility Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent and the Third Additional Term B Lenders on the Third Incremental Term Facility Amendment Effective Date.

(d) Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Third Incremental Term Facility Amendment Effective Date, for all purposes of the Loan Documents, (i) the Third Additional Term B Commitments shall constitute “Term Commitments”, (ii) the Third Additional Term Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Third Additional Term B Lender shall constitute an “Additional Lender”, a “Term Lender” and a “Lender” (if such Third Additional Term B Lenders are not already Term Lenders or Lenders prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of a Third Additional Term Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Third Additional Term Loans as being of the same Class as the Initial Term Loans.

SECTION 1.03. Amendment of Credit Agreement. (a) Effective as of the Third Incremental Term Facility Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Refinancing Term Commitment” means, with respect to each Term Lender, its obligation to make a Term Loan to the Borrowers pursuant to the First Refinancing Amendment (including pursuant to a Conversion of Original Term Loans of such Term Lender) in an aggregate amount not to exceed the amount set forth on the First Refinancing Amendment Allocation Schedule or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the First Refinancing Amendment Effective Date the initial aggregate amount of the Term Commitments is $2,249,865,638.89. ”

“Refinancing Term Loan” means a Term Loan made pursuant to clause (a) of Section 2.01 and Other Term Loans (including a Term B Loan constituting Credit Agreement Refinancing Indebtedness thereof made pursuant to, and as defined in, the First Refinancing Amendment (including Converted Term Loans as defined herein)).

“Third Additional Term B Commitment” has the meaning assigned thereto in the Third Incremental Term Facility Amendment.

“Third Additional Term B Lenders” has the meaning assigned thereto in the Third Incremental Term Facility Amendment.

“Third Additional Term Loan” has the meaning assigned thereto in the Third Incremental Term Facility Amendment.

“Third Incremental Term Facility Amendment” means the Third Incremental Term Facility Amendment to this Agreement dated as of March 1, 2017, among Holdings, the Borrowers, the Third Additional Term B Lenders party thereto and the Administrative Agent.

“Third Incremental Term Facility Amendment Effective Date” has the meaning assigned thereto in the Third Incremental Term Facility Amendment.

“Third Incremental Term Facility Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of March 1, 2017, among Holdings, the other Guarantors party thereto and the Administrative Agent.

(ii) The definition of “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “and Third Additional Term Loans” after the text “Second Additional Term Loans” appearing in such definition.

(iii) The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “the Third Incremental Term Facility Amendment,” after the text “the Second Incremental Term Facility Amendment,” appearing in such definition.

(iv) The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the Third Incremental Term Facility Amendment Reaffirmation Agreement” after the text “, the Second Incremental Term Facility Amendment Reaffirmation Agreement” appearing in such definition.

(v) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, (a) the Refinancing Term Commitment and (b) the Third Additional Term B Commitment.”

(vi) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means (a) the Refinancing Term Loans and (b) the Third Additional Term Loans made in accordance with Section 2.20 by the Third Additional Term B Lenders on the Third Incremental Term Facility Amendment Effective Date constituting Incremental Term Loans made pursuant to the Third Incremental Term Facility Amendment.”

(vii) Clause (a) of Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, in the First Incremental Term Facility Amendment, in the Second Incremental Term Facility Amendment and in the Third Incremental Term Facility Amendment, as applicable, (a) each Term Lender agrees to make an Initial Term Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Initial Term Commitment, (b) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (c) each Additional Term B Lender agrees to make an Additional Term Loan to the Borrowers on the First Incremental Term Facility Amendment Effective Date in a principal amount not to exceed its Additional Term B Commitment, (d) each Second Additional Term B Lender agrees to make a Second Additional Term Loan to the Borrowers on the Second Incremental Term Facility Amendment Effective Date in a principal amount not to exceed its Second Additional Term B Commitment and (e) each Third Additional Term B Lender agrees to make a Third Additional Term Loan to the Borrowers on the Third Incremental Term Facility Amendment Effective Date in a principal amount not to exceed its Third Additional Term B Commitment. Each Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.”

(viii) Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term Loan Borrowings on the last day of each March, June, September and December (commencing on March 31, 2017) in the principal amount of Term Loans equal to (1) the aggregate outstanding principal amount of the Term Loans as of the Third Incremental Term Facility Amendment Effective Date, multiplied by (2) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(ix) Section 3.17 of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (c) with a “,” and adding the following as a new clause (e):

“and (e) the Third Additional Term Loans made on the Third Incremental Term Facility Amendment Effective Date for general corporate purposes”

(x) Section 5.10 of the Credit Agreement is hereby amended by adding the following text before the last sentence thereof:

“The proceeds of the Third Additional Term Loans will be used for general corporate purposes.”

SECTION 1.04. Amendment Effectiveness. Sections 1.02 and 1.03 of this Amendment shall become effective as of the first date (the “Third Incremental Term Facility Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Administrative Agent and KKR Capital Markets LLC (the “Arranger”) (or their counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) each Third Additional Term B Lender party hereto and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The obligation of the Third Additional Term B Lenders party hereto to make Third Additional Term Loans on the Third Incremental Term Facility Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Third Additional Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Third Incremental Term Facility Amendment Effective Date.

(ii) The Administrative Agent and the Third Additional Term B Lenders party hereto shall have received a certificate of a Responsible Officer of each of the Borrowers dated the Third Incremental Term Facility Amendment Effective Date, certifying compliance with clause (i) above.

(iii) The Administrative Agent and the Arranger shall have received a written opinion (addressed to the Administrative Agent and the Third Additional Term B Lenders party hereto and dated the Third Incremental Term Facility Amendment Effective Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties.

(iv) The Administrative Agent and the Arranger shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or a representation that such Organizational Documents have not been amended since the Effective Date), (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agent on the Effective Date), (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Third Incremental Term Facility Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(v) The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Third Additional Term B Lenders make the Third Additional Term Loans to the Borrowers on the Third Incremental Term Facility Amendment Effective Date.

(vi) Each Loan Party shall have entered into the Third Incremental Term Facility Amendment Reaffirmation Agreement.

(vii) The Administrative Agent and the Arranger shall have received all documentation at least three Business Days prior to the Third Incremental Term Facility Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Third Incremental Term Facility Amendment Effective Date and that the Administrative Agents or the Arranger have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(c) The Administrative Agent and the Arranger shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the Third Incremental Term Facility Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger.

(d) The Administrative Agent shall notify the Borrowers, the Third Additional Term B Lenders and the other Lenders of the Third Incremental Term Facility Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the Third Additional Term B Lenders hereunder to make Third Additional Term Loans will automatically terminate if each of the conditions set forth or referred to in Section 1.04 hereof has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on March 1, 2017.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders, including the Third Additional Term B Lenders, and the Administrative Agent that, as of the Third Incremental Term Facility Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Third Incremental Term Facility Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and each of the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the Third Incremental Term

Facility Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Third Incremental Term Facility Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Third Incremental Term Facility Amendment Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment to occur on the Third Incremental Term Facility Amendment Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment to occur on the Third Incremental Term Facility Amendment Effective Date, Solvent.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Third Incremental Term Facility Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the Third Incremental Term Facility Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Arranger, respectively.

SECTION 2.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 2.07. Tax Matters. For U.S. Federal income tax purposes, the Borrowers, Third Additional Term B Lenders and the Administrative Agent agree to treat the Third Additional Term Loans as a “qualified reopening” (within the meaning of Treasury Regulations section 1.1275-2(k)) of, and fungible with, the Initial Term Loans and the Additional Term Loans.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

WME IMG HOLDINGS, LLC, as Holdings

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC, as Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

IMG WORLDWIDE HOLDINGS, LLC, as Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

[Signature Page to WME Third Incremental Term Facility Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Nicolas Gitron-Beer
Name: Nicolas Gitron-Beer
Title: Vice President

[Signature Page to WME Third Incremental Term Facility Amendment]

KKR CORPORATE LENDING LLC, as a Third Additional Term B Lender

By:	/s/ Cade Thompson
Name: Cade Thompson
Title: Authorized Signatory

[Signature Page to WME Third Incremental Term Facility Amendment]

OREGON PUBLIC EMPLOYEES RETIREMENT FUND, as a Third Additional Term B Lender

By:	/s/ Nicole J. Macarchuk
Name: Nicole J. Macarchuk
Title: Authorized Signatory

TACTICAL VALUE SPN - GLOBAL CREDIT OPPORTUNITIES L.P., as a Third Additional Term B Lender

By:	/s/ Nicole J. Macarchuk
Name: Nicole J. Macarchuk
Title: Authorized Signatory

HMO MINNESOTA, as a Third Additional Term B Lender

By:	/s/ Nicole J. Macarchuk
Name: Nicole J. Macarchuk
Title: Authorized Signatory

[Signature Page to WME Third Incremental Term Facility Amendment]

Schedule A

Third Additional Term B Lender	Third Additional Term B Commitment
KKR Corporate Lending LLC	$240,000,000.00
Oregon Public Employees Retirement Fund	$7,138,820.00
Tactical Value SPN - Global Credit Opportunities L.P.	$2,497,150.00
HMO Minnesota	$364,030.00

Total	$250,000,000.00

[Signature Page to WME Third Incremental Term Facility Amendment]